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As filed with the Securities and Exchange Commission on August 25, 2003

Registration No. 333-107723

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1782500
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502
(510) 864-8800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Hong L. Lu
President and Chief Executive Officer
UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502
(510) 864-8800
(Name, address, including zip code, and telephone number,
including area code, of agent for service of each registrant)

With a copy to:
Carmen Chang, Esq.
James B. Bucher, Esq.
Shearman & Sterling LLP
1080 Marsh Road
Menlo Park, California 94025
(650) 838-3600

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement consists of two separate prospectuses:

  •
  the first prospectus relates to the offer and sale from time to time by UTStarcom of debt securities, warrants, stock purchase contracts, stock purchase units and common stock or preferred stock issuable upon conversion of debt securities or settlement of stock purchase contracts and exercise of warrants; and

  •
  the second prospectus relates to the offer and sale from time to time by UTStarcom of common stock.

        The maximum aggregate amount of securities to be offered by UTStarcom under both prospectuses shall be $500,000,000.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2003

PROSPECTUS

        We may offer and sell, from time to time, in one or more offerings, up to $500,000,000 of any combination of the following securities:

• debt securities	• preferred stock
• warrants	• stock purchase contracts
• common stock	• stock purchase units

        We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

        Our common stock trades on the Nasdaq National Market under the symbol "UTSI."

        Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See "Risk Factors" on page 1.

The date of this prospectus is                        , 2003

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell securities and soliciting offers to buy securities only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, up to $500,000,000 of any of the securities described in this prospectus.

        In this prospectus we use the terms "UTStarcom," "we," "us," and "our" to refer to UTStarcom, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

        This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public over the Internet, through a database maintained by the SEC at http://www.sec.gov.

        We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

        The SEC allows us to incorporate by reference into this document the information we have filed, or will file, with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  1.
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed February 21, 2003, including the information incorporated by reference from our definitive proxy statement relating to our 2003 annual meeting of stockholders;

  2.
  Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2003, filed May 12, 2003, and the fiscal quarter ended June 30, 2003, filed August 4, 2003;

  3.
  Our Current Reports on Form 8-K (i) dated March 6, 2003 (filed March 7, 2003), (ii) dated and filed March 7, 2003, (iii) dated May 23, 2003 (filed June 4, 2003, as amended on July 10, 2003) and (iv) dated and filed July 10, 2003; and

  4.
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 23, 2000, and any further amendment or report filed hereafter for the purpose of updating any such description.

        We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(e), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration

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statement and (2) after the date of this prospectus and prior to the termination of the offering made hereby. Unless otherwise expressly specified in a prospectus supplement provided with this prospectus, we do not incorporate by reference any information furnished to the SEC in any Current Report on Form 8-K.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

  UTStarcom, Inc.
  1275 Harbor Bay Parkway
  Alameda, California 94502
  Attn: Manager, Investment Relations
  (510) 864-8800

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information that is currently available to management. We intend such forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with those provisions.

        The forward-looking statements include, without limitation, those concerning the following:

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  our expectations as to the nature of possible trends;

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  the manner in which customers in Chinese provinces negotiate for the purchase of our products;

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  our expectation regarding continued growth in our business and operations;

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  our expectation that our PAS network access system will continue to be allowed in China's county-level cities and counties;

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  our expectation concerning the anticipated cost and completion date of our new Hangzhou manufacturing facility;

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  our expectations regarding the integration and future performance of the assets we recently acquired from 3Com Corporation;

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  our expectation that there will be fluctuations in our overall gross profit, gross margin, product mix, quarter to quarter results, customer base and selling prices;

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  our plans for expanding the direct sales organization and our selling and marketing campaigns and activities;

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  our expectation that there will be increases in selling, marketing, research and development, general and administrative expenses;

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  •
  our expectation that we will continue to invest significantly in research and development;

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  our expectation that we will fill the majority of our current backlog orders;

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  our expectation regarding our future investments; and

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  our expectation that existing cash and cash equivalents will be sufficient to finance our operations for at least the next 12 months.

        Additional forward-looking statements may be identified by terminology such as "may," "will," "expect," "believe," "plan," "anticipate," "estimate," "intend," "potential" or "continue," or the negative thereof or other comparable terminology, as they relate to us or our management. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in these documents. These statements are subject to risks and uncertainties that may cause actual results and events to differ materially. The factors that could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements are contained in the documents incorporated by reference herein, as well as any prospectus supplement provided with this prospectus. We do not guarantee future results and undertake no obligation to update the forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

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UTSTARCOM, INC.

        We design, manufacture, and market leading broadband, narrowband, wireless access, softswitch and 3G products which offer a clean migration path to next-generation Internet Protocol (IP-based) networks. These products support service providers as they evolve their networks to meet the changing and growing demands of consumers. Providers are migrating voice services from traditional copper-based networks to wireless and packet-based networks. The copper-based network itself, once limited to carrying narrowband services, is evolving to support broadband services. Service providers are also migrating from circuit-based time division multiplex (TDM) services to packet-based services. Because we engineer our solutions with migration needs in mind, service providers can implement them quickly and cost effectively.

        We provide a range of next-generation wireless and wireline network service products that support widely adopted international standards and protocols, so service providers can easily integrate them into existing networks and deploy them in new networks.

        We are committed to offering products that make our customers more competitive and more successful. Service providers use our integrated suite of products to attract a wide range of customers by offering a wider selection of efficient and expandable voice, data and Internet access services. Because we offer cost-effective deployment, we believe our products enable service providers to generate more revenue per customer by offering a variety of additional services.

        Our range of wireless products enables service providers to sell highly affordable wireless communications services to the large population of users whose needs are not met by existing fixed line and cellular services. Our products also make it easy for service providers to offer value added services for a nominal amount or at no additional cost to themselves and for only a small incremental cost to their customers. Furthermore, because our products offer a migration path, service providers can easily add new wireless services and additional revenue streams while maintaining the value of their previous technology investments.

        We were incorporated in Delaware as Unitech Industries, Inc. in 1991. In 1994, we changed our name to Unitech Telecom, Inc. In 1995, we acquired StarCom Network Systems, Inc. and changed our name to UTStarcom, Inc.

        Our corporate headquarters are located at 1275 Harbor Bay Parkway, Alameda, California 94502 and our telephone number is (510) 864-8800.

RISK FACTORS

        Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading "Risk Factors" in the applicable supplement to this prospectus as well as in the documents incorporated by reference herein before investing in any securities that may be offered.

RATIO OF EARNINGS TO FIXED CHARGES

        Set forth below is information concerning our ratio of earnings to fixed charges. This ratio is provided to assist investors in evaluating our ability to meet the interest requirements of debt securities.

        For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and the portion of rental expense we deemed representative of an appropriate interest factor.

			Fiscal Year Ended December 31,
	Six Months Ended June 30, 2003
			2002		2001		2000		1999		1998
Ratio of earnings to fixed charges	25.71	x	42.06	x	16.66	x	12.03	x	4.97	x	1.74	x

USE OF PROCEEDS

        Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to, acquisitions, repayment or refinancing of borrowings, working capital, capital expenditures or investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering.

SECURITIES WE MAY ISSUE

Overview

        This prospectus describes the securities we may issue from time to time. This section provides some information about the manner in which the securities may be held, then describes the terms of the four basic categories of securities:

  •
  our debt securities, which may be senior, senior subordinated or subordinated;

  •
  our warrants, which may be exercised for the purchase of either our debt securities, our common stock or our preferred stock;

  •
  our common stock;

  •
  our preferred stock; and

  •
  stock purchase contracts and stock purchase units.

Prospectus Supplements

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.

Legal Ownership of Securities

  Holders of Securities

        Book-Entry Holders.    We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in securities issued in book-entry form will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

        Street Name Holders.    In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

        Legal Holders.    We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

        When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

  Global Securities

        What is a Global Security?    A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as the DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        Special Considerations for Global Securities.    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Holders of Securities" above.

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way.

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  The DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

        Special Situations When a Global Security Will Be Terminated.    In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Legal Ownership of Securities—Holders of Securities."

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

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  if we elect to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and it has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of our senior or subordinated debt securities that are common to all series. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

        As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

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  First, subject to some limitations, the trustee can enforce your rights against us if we default.

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  Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

        Because we may issue senior debt securities, senior subordinated debt securities and subordinated debt securities, our references to the indenture are to each of the senior indenture, the senior subordinated indenture and the subordinated indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the "indentures."

        Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See "Where You Can Find More Information," for information on how to obtain copies of the indentures.

General

        The debt securities will be unsecured obligations of UTStarcom. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated indebtedness. The senior subordinated debt securities will be subordinate to the prior payment in full of Senior Indebtedness (as defined below) and may rank equally and ratable with all our existing and future senior subordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all our existing and future Senior Indebtedness (as defined below).

        You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

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  The title of the debt securities and whether the debt securities will be senior debt securities, senior subordinated debt securities or subordinated debt securities.

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  The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

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  The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

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  The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

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  The place or places, if any, other than or in addition to the Borough of Manhattan, New York City, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

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  Any optional redemption provisions.

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  Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities, including any remarketing arrangements.

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  Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

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  Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

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  If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

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  Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities.

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  Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

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  If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

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  If the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

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  If other than US dollars, the currency or currencies of such debt securities.

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  The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

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  The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

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  Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

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  A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

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  Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

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  Any other terms of the debt securities that are consistent with the provisions of the indenture.

        For purposes of this prospectus, any reference to the payment of principal of, any premium on, or any interest on, debt securities will include additional amounts if required by the terms of such debt securities.

        The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "debt securities" means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

        We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

        There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

        We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

  •
  the conversion price or exchange ratio, or the calculation method for such price or ratio;

  •
  the conversion or exchange period, or how such period will be determined;

  •
  if conversion or exchange will be mandatory or at the option of the holder or UTStarcom;

  •
  any requirements with respect to the reservation of shares of securities for purposes of conversion;

  •
  provisions for adjustment of the conversion price or the exchange ratio; and

  •
  provisions affecting conversion or exchange in the event of the redemption of the debt securities.

        Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Additional Mechanics

  Form, Exchange and Transfer

        The debt securities will be issued:

  •
  as registered securities; or

  •
  if so provided in the prospectus supplement, as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

  •
  in global form, see "Securities We May Issue—Global Securities;" or

  •
  in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities, unless otherwise specified in the applicable prospectus supplement.

        You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an "exchange."

        You may exchange or transfer registered securities of a series at the office or agency of the trustee in New York City. That office is currently located at U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attn: Corporate Trust Services. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

  Paying and Paying Agents

        If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the "Regular Record Date" and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

        With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office or agency is currently located at U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New

York 10005, Attn: Corporate Trust Services. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

        "Street name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of UTStarcom in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in US dollars may be made, at the office of our paying agent in the City of New York if (but only if) payment of the full amount in US dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

        Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

  Notices

        With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of Default

        You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

        What is an Event of Default?    The term "event of default" in respect of the debt securities of your series means any of the following:

  •
  We do not pay the principal of or any premium on a debt security of such series on its due date.

  •
  We do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

  •
  We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

  •
  We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

  •
  We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

  •
  Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

        The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. Only a portion of the principal is payable if the securities were issued at a discount. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of senior subordinated debt securities and subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity, (2) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an "indemnity". If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

        Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured.

  •
  The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

  •
  The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

        However, notwithstanding the conditions described above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

        "Street name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

        Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Merger or Consolidation

        Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

  •
  either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

  •
  immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

  •
  we must deliver certain certificates and documents to the trustee; and

  •
  we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

        There are three types of changes we can make to the indentures and the debt securities.

        Changes Requiring Approval of Each Holder.    First, there are changes that cannot be made to your debt securities without the approval of each holder. Following is a list of those types of changes:

  •
  changing the stated maturity of the principal of or interest on a debt security;

  •
  reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

  •
  adversely affecting any right of repayment at the holder's option;

  •
  changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

  •
  impairing your right to sue for payment or to convert or exchange a security;

  •
  in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities;

  •
  in the case of senior subordinated securities, modifying the subordination provisions in a manner that is adverse to the holders of senior subordinated debt securities;

  •
  in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

  •
  reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

  •
  reducing the requirements for quorum or voting with respect to the debt securities;

  •
  modifying any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements;

  •
  change in any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

  •
  other provisions specified in the prospectus supplement.

        Changes Requiring a Majority Vote.    The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under "Changes Requiring Approval of Each Holder" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications, curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act does not require any vote by holders of debt securities.

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

  •
  for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

  •
  for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

        Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance—Full Defeasance."

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

        We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

        "Street name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Satisfaction and Discharge

        The indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when (1) all debt securities of that series have been delivered to the trustee for cancellation or (2) the following conditions have been satisfied:

  •
  all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or, except for convertible debt securities, will become due and payable at their stated maturity or on a redemption date within one year;

  •
  we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable);

  •
  we have paid or caused to be paid all other sums payable under the indentures in respect of that series; and

  •
  we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all these conditions have been complied with.

        We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

        The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

        Full Defeasance.    If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called "full defeasance", if we put in place the following other arrangements for you to be repaid:

  •
  We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

  •
  Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

  •
  We must comply with any additional provisions set forth in the prospectus supplement.

        If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under "—Subordination."

        Covenant Defeasance.    Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the senior subordinated debt securities or the subordinated debt securities described later under "—Subordination." In order to achieve covenant defeasance, we must do the following:

  •
  We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

  •
  We must comply with any additional provisions set forth in the prospectus supplement.

        If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

  •
  our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

  •
  the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

        In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the senior debt securities, senior subordinated debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

        Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The senior subordinated debt securities and the subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See "—Subordination" for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

Subordination

        Unless the prospectus supplement provides otherwise, the following provisions will apply to the senior subordinated debt securities and the subordinated debt securities:

        The payment of principal, any premium and interest on the senior subordinated debt securities and the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as such term is defined in the senior subordinated indenture or the subordinated indenture). This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before you and the other holders of senior subordinated debt securities or subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of senior subordinated debt securities or subordinated securities) on the senior subordinated debt securities or subordinated debt securities. These circumstances may include the following:

  •
  We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of UTStarcom, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

  •
  We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

  •
  The maturity of the senior subordinated debt securities or subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under "—Events of Default."

        In addition, in general, we will not be permitted to make payments of principal, any premium or interest on the senior subordinated debt securities or subordinated debt securities if we default in our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on senior subordinated debt securities or subordinated debt securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

        These subordination provisions mean that if we are insolvent, a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our senior subordinated debt securities or subordinated debt securities, and a creditor of UTStarcom that is owed a specific amount but who does not own any of our Senior Indebtedness, senior subordinated debt securities or subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of senior subordinated debt securities or subordinated debt securities.

        The senior subordinated indenture and the subordinated indenture do not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional Senior Indebtedness.

        If this prospectus is being delivered in connection with a series of senior subordinated debt securities or subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

The Trustee

        The initial trustee under each indenture will be U.S. Bank National Association. U.S. Bank National Association will also be the initial paying agent and registrar for the debt securities.

        Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of UTStarcom, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

        Each trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

        In the event that an entity is the trustee under both the senior indenture and the subordinated indenture, and a conflict of interest arises as a result, the trustee must resign as trustee under (1) either of the indentures or, if this does not eliminate the conflict of interest, (2) both the indentures.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of (1) debt securities, (2) common stock or (3) preferred stock. Warrants may be issued independently or together with any debt securities, common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from the debt securities, common stock or preferred stock. The warrants are to be issued under warrant agreements to be entered into between UTStarcom and a bank or trust company named in the prospectus supplement as warrant agent relating to the particular issue of warrants. The warrant agent will act solely as an agent of UTStarcom in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. This section is a summary of the material terms of the warrant agreement; it does not describe every aspect of the warrants. We urge you to read the warrant agreement because it, and not this description, defines your rights as a warrant holder.

General

        If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

  •
  the offering price;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

  •
  the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

  •
  the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

  •
  if applicable, the designation and terms of the debt securities, common stock or preferred stock with which the warrants are issued and the number of warrants issued with each such debt security, common stock or preferred stock;

  •
  if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

  •
  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

  •
  whether the warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities;

  •
  a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

  •
  any other terms of the warrants.

        Warrants may be exchanged for new warrants of different denominations. If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indentures or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. If UTStarcom maintains the ability to reduce the exercise price of any stock warrant and such right is triggered, UTStarcom will comply with the federal securities laws, including Rule 14e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by UTStarcom, unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities, common stock or preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, UTStarcom will, as soon as practicable, issue and deliver the debt securities, common stock or preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

        The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, as described in the prospectus supplement, including the issuance of the stock dividend to holders of common stock or preferred stock, respectively, or a combination, subdivision or reclassification of common stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of UTStarcom as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Holders of Securities

        Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of UTStarcom or any other matter, or to exercise any rights whatsoever as stockholders of UTStarcom.

        Holders of debt warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive payment of principal, interest, or premium if any, on the underlying securities or to exercise any rights whatsoever as holders of the underlying securities.

Modifications to Warrants

        There are three types of changes we can make to a warrant agreement and the warrants issued thereunder.

        Changes Requiring Approval of Each Holder.    First, with respect to a specific title of warrants, there are changes that cannot be made to the warrants without the approval of each holder of the warrants of such title. Those types of changes include modifications and amendments that:

  •
  accelerate the expiration date;

  •
  reduce the percentage of holders of outstanding debt warrants whose consent is required for a modification or amendment; or

  •
  otherwise materially and adversely affect other terms that may be set forth in the prospectus supplement.

        Changes Requiring a Majority Vote.    The second type of change requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised warrants affected thereby.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of the warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the warrants.

DESCRIPTION OF OUR CAPITAL STOCK

        The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws.

        Our authorized capital stock consists of 250,000,000 shares of common stock, $0.00125 par value per share, and 5,000,000 shares of preferred stock, $0.00125 par value per share.

Common Stock

        As of June 30, 2003, there were 101,923,611 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

        The board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control. We have no present plan to issue any shares of preferred stock.

Registration Rights of Certain Holders

        Certain of our stockholders have registration rights. Under the agreements between us and the holders of registration rights, we are required to maintain the effectiveness of certain registration statements covering their shares.

Anti-Takeover Effects of Provisions of our Charter and Bylaws

        Our certificate of incorporation and bylaws discourage certain types of transactions involving an actual or potential change in control of our company which might be beneficial to our company or its stockholders. Our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our bylaws allow special meetings of stockholders to be called only by a majority vote of the board of directors and impose advance notice requirements and procedures for the submission by stockholders of nominations for the board of directors and stockholder proposals.

Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date the stockholder became an interested stockholder, the business combination is approved by the board directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our common stock is Equiserve Trust Company, N.A. Its address is 150 Royall Street, Canton, MA 02021, and its telephone number is (781) 575-2388.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contracts. We refer to these units herein as "stock purchase units."

        The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering or to investors directly or through agents. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

        This prospectus may also be used in connection with transactions of any type or form, including but not limited to: (a) transactions which may require our securities to be delivered at a later date; (b) short sales, borrowings, returns or reborrowings of our securities pursuant to stock loan or similar arrangements; (c) the issuance by other issuers of securities that are exchangeable for, or payable in, our securities; and (d) the sale of our securities as hedges by counterparties to derivative or similar transactions.

        Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities, upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Underwriters, dealers, agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

        If so indicated in the prospectus supplement relating to a particular series of securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        Other than the common stock, the securities issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, UTStarcom and certain of our affiliates in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities issued hereunder will be passed upon for UTStarcom by Shearman & Sterling LLP, Menlo Park, California. Carmen Chang, a partner of Shearman & Sterling, is our Assistant Secretary. In addition, Carmen Chang beneficially owns shares of our common stock.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of CommWorks (an operating segment of 3Com Corporation) for the nine months ended February 28, 2003 and the years ended May 31, 2002 and June 1, 2001 incorporated by reference in this Prospectus from the Current Report on Form 8-K/A of UTStarcom, Inc. dated July 10, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2003

PROSPECTUS

        We may offer and sell, from time to time, in one or more offerings, the common stock described in this prospectus, for an aggregate offering price of up to $500,000,000.

        This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision.

        Our common stock trades on the Nasdaq National Market under the symbol "UTSI".

        Investing in our common stock involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See "Risk Factors" on page 1.

The date of this prospectus is                        , 2003

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell securities and soliciting offers to buy securities only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, up to $500,000,000 of our common stock.

        In this prospectus we use the terms "UTStarcom," "we," "us," and "our" to refer to UTStarcom, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

        This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public over the Internet, through a database maintained by the SEC at http://www.sec.gov.

        We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

        The SEC allows us to incorporate by reference into this document the information we have filed, or will file, with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  1.
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed February 21, 2003, including the information incorporated by reference from our definitive proxy statement relating to our 2003 annual meeting of stockholders;

  2.
  Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2003, filed May 12, 2003, and the fiscal quarter ended June 30, 2003, filed August 4, 2003;

  3.
  Our Current Reports on Form 8-K (i) dated March 6, 2003 (filed March 7, 2003), (ii) dated and filed March 7, 2003, (iii) dated May 23, 2003 (filed June 4, 2003, as amended on July 10, 2003) and (iv) dated and filed July 10, 2003; and

  4.
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 23, 2000, and any further amendment or report filed hereafter for the purpose of updating any such description.

        We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(e), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of the offering made hereby. Unless otherwise expressly specified in a prospectus supplement provided with this prospectus, we do not incorporate by reference any information furnished to the SEC in any Current Report on Form 8-K.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

  UTStarcom, Inc.
  1275 Harbor Bay Parkway
  Alameda, California 94502
  Attn: Manager, Investment Relations
  (510) 864-8800

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information that is currently available to management. We intend such forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with those provisions.

        The forward-looking statements include, without limitation, those concerning the following:

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  our expectations as to the nature of possible trends;

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  the manner in which customers in Chinese provinces negotiate for the purchase of our products;

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  our expectation regarding continued growth in our business and operations;

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  our expectation that our PAS network access system will continue to be allowed in China's county-level cities and counties;

  •
  our expectation concerning the anticipated cost and completion date of our new Hangzhou manufacturing facility;

  •
  our expectations regarding the integration and future performance of the assets we recently acquired from 3Com Corporation;

  •
  our expectation that there will be fluctuations in our overall gross profit, gross margin, product mix, quarter to quarter results, customer base and selling prices;

  •
  our plans for expanding the direct sales organization and our selling and marketing campaigns and activities;

  •
  our expectation that there will be increases in selling, marketing, research and development, general and administrative expenses;

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  our expectation that we will continue to invest significantly in research and development;

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  our expectation that we will fill the majority of our current backlog orders;

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  our expectation regarding our future investments; and

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  our expectation that existing cash and cash equivalents will be sufficient to finance our operations for at least the next 12 months.

        Additional forward-looking statements may be identified by terminology such as "may," "will," "expect," "believe," "plan," "anticipate," "estimate," "intend," "potential" or "continue," or the negative thereof or other comparable terminology, as they relate to us or our management. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in these documents. These statements are subject to risks and uncertainties that may cause actual results and events to differ materially. The factors that could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements are contained in the documents incorporated by reference herein, as well as any prospectus supplement provided with this prospectus. We do not guarantee future results and undertake no obligation to update the forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

UTSTARCOM, INC.

        We design, manufacture, and market leading broadband, narrowband, wireless access, softswitch and 3G products which offer a clean migration path to next-generation Internet Protocol (IP-based) networks. These products support service providers as they evolve their networks to meet the changing and growing demands of consumers. Providers are migrating voice services from traditional copper-based networks to wireless and packet-based networks. The copper-based network itself, once limited to carrying narrowband services, is evolving to support broadband services. Service providers are also migrating from circuit-based time division multiplex (TDM) services to packet-based services. Because we engineer our solutions with migration needs in mind, service providers can implement them quickly and cost effectively.

        We provide a range of next-generation wireless and wireline network service products that support widely adopted international standards and protocols, so service providers can easily integrate them into existing networks and deploy them in new networks.

        We are committed to offering products that make our customers more competitive and more successful. Service providers use our integrated suite of products to attract a wide range of customers by offering a wider selection of efficient and expandable voice, data and Internet access services. Because we offer cost-effective deployment, we believe our products enable service providers to generate more revenue per customer by offering a variety of additional services.

        Our range of wireless products enables service providers to sell highly affordable wireless communications services to the large population of users whose needs are not met by existing fixed line and cellular services. Our products also make it easy for service providers to offer value added services for a nominal amount or at no additional cost to themselves and for only a small incremental cost to their customers. Furthermore, because our products offer a migration path, service providers can easily add new wireless services and additional revenue streams while maintaining the value of their previous technology investments.

        We were incorporated in Delaware as Unitech Industries, Inc. in 1991. In 1994, we changed our name to Unitech Telecom, Inc. In 1995, we acquired StarCom Network Systems, Inc. and changed our name to UTStarcom, Inc.

        Our corporate headquarters are located at 1275 Harbor Bay Parkway, Alameda, California 94502 and our telephone number is (510) 864-8800.

RISK FACTORS

        Investing in our common stock may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading "Risk Factors" in the applicable supplement to this prospectus as well as in the documents incorporated by reference herein before investing in any securities that may be offered.

USE OF PROCEEDS

        Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our common stock for general corporate purposes, including, but not limited to, acquisitions, repayment or refinancing of borrowings, working capital, capital expenditures or investments. Additional information on the use of net proceeds from the sale of common stock offered by this prospectus may be set forth in the prospectus supplement relating to such offering.

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DESCRIPTION OF OUR COMMON STOCK

        The following description of our common stock and certain provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws.

        The total number of shares of authorized common stock is 250,000,000, $0.00125 par value per share.

General

        As of June 30, 2003, there were 101,923,611 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Registration Rights of Certain Holders

        Certain of our stockholders have registration rights. Under the agreements between us and the holders of registration rights, we are required to maintain the effectiveness of certain registration statements covering their shares.

Anti-Takeover Effects of Provisions of our Charter and Bylaws

        Our certificate of incorporation and bylaws discourage certain types of transactions involving an actual or potential change in control of our company which might be beneficial to our company or its stockholders. Our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our bylaws allow special meetings of stockholders to be called only by a majority vote of the board of directors and impose advance notice requirements and procedures for the submission by stockholders of nominations for the board of directors and stockholder proposals.

Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially

2

whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date the stockholder became an interested stockholder, the business combination is approved by the board directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our common stock is Equiserve Trust Company, N.A. Its address is 150 Royall Street, Canton, MA 02021, and its telephone number is (781) 575-2388.

3

PLAN OF DISTRIBUTION

        We may sell the common stock described in this prospectus to one or more underwriters for public offering, or to investors directly or through agents. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have reserved the right to sell the common stock directly to investors on their own behalf in those jurisdictions where they are authorized to do so. The sale of the common stock may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

        This prospectus may also be used in connection with transactions of any type or form, including but not limited to: (a) transactions which may require our common stock to be delivered at a later date; (b) short sales, borrowings, returns or reborrowings of our common stock pursuant to stock loan or similar arrangements; (c) the issuance by other issuers of securities that are exchangeable for, or payable in, our common stock; and (d) the sale of our common stock as hedges by counterparties to derivative or similar transactions.

        Underwriters may offer and sell the common stock at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. We also may, from time to time, authorize dealers, acting as their agents, to offer and sell the common stock upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the common stock, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

        Until the distribution of the common stock is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock. If the underwriters create a short position in the securities in connection with the offering, that is, if they sell more common stock than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing common stock in the open market. The underwriters may also impose a penalty bid on certain underwriters. This means that if the underwriters purchase the common stock in the open market to reduce the underwriters' short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the underwriters who sold those shares of common stock as part of the offering. In general, purchases of a common stock for the purpose of stabilization or to reduce a short position

4

could cause the price of the common stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a common stock to the extent that it were to discourage resales of the common stock.

        The amount of expenses expected to be incurred by us in connection with any issuance of common stock will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, UTStarcom and certain of our affiliates in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities issued hereunder will be passed upon for UTStarcom by Shearman & Sterling LLP, Menlo Park, California. Carmen Chang, a partner of Shearman & Sterling, is our Assistant Secretary. In addition, Carmen Chang beneficially owns shares of our common stock.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of CommWorks (an operating segment of 3Com Corporation) for the nine months ended February 28, 2003 and the years ended May 31, 2002 and June 1, 2001 incorporated by reference in this Prospectus from the Current Report on Form 8-K/A of UTStarcom, Inc. dated July 10, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC registration fee, are estimated.

Securities and Exchange Commission registration fee	$40,450
Nasdaq listing fee	$50,000
Legal fees and expenses	$250,000
Transfer Agent's fees and expenses	$10,000
Trustee's fees and expenses	$11,000
Accounting fees and expenses	$25,300
Printing expenses	$7,230
Miscellaneous	$25,000

Total	$418,980

Item 15. Indemnification of Directors and Officers.

        We have adopted provisions in our certificate of incorporation that limit the personal liability of our directors for monetary damages arising from their breach of fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Our certificate of incorporation also authorizes us to indemnify our officers, directors, employees and agents who are made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, to the fullest extent permitted under Delaware law. As permitted by the Delaware General Corporation Law, our bylaws provide that:

  •
  we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law;

  •
  we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law;

  •
  we may indemnify our other employees and agents to the extent that we indemnify our officers and directors; and

  •
  the rights to indemnification provided in the bylaws are not exclusive.

        We have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide our directors and executive officers with additional protection regarding the scope of the indemnification set forth in our certificate of incorporation and bylaws.

        As of the date of filing of this registration statement, we have in effect a directors' and officers' insurance policy. As of the date of filing of this registration statement, there is no pending litigation or proceeding involving any director, officer or employee of ours in which indemnification by us is sought. In addition, as of the date of filing of this registration statement, we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 16. Exhibits and Financial Statements Schedules.

        The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

    (a)
    (1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i)
      to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

      (2)
      that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3)
      to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (b)
    That, for the purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (a) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c)
    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the

      Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement on Form S-3 to be signed on our behalf by the undersigned, in the city of Alameda, California, on August 25, 2003.

UTSTARCOM, INC.
By:	/s/ MICHAEL SOPHIE
Name:	Michael Sophie
Title	Senior Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hong Liang Lu and Michael Sophie, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Hong Liang Lu	President, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	August 25, 2003
/s/ MICHAEL SOPHIE Michael Sophie	Senior Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)	August 25, 2003
* Ying Wu	Director	August 25, 2003

* Masayoshi Son	Director	August 25, 2003
* Thomas Toy	Director	August 25, 2003
* Betsy Atkins	Director	August 25, 2003
* Larry Horner	Director	August 25, 2003

*By	/s/ MICHAEL SOPHIE Michael Sophie Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1(1)	Form of Underwriting Agreement for Common Stock.
1.2(1)	Form of Underwriting Agreement for Other Securities.
3.1(2)	Thirteenth Amended and Restated Certificate of Incorporation of UTStarcom.
3.2(2)	Amended and Restated Bylaws of UTStarcom.
4.1(1)	Form of Senior Debt Indenture.
4.2(1)	Form of Senior Subordinated Debt Indenture.
4.3(1)	Form of Subordinated Debt Indenture.
4.4(1)	Form of Common Stock Warrant Agreement.
4.5(1)	Form of Preferred Stock Warrant Agreement.
4.6(1)	Form of Debt Warrant Agreement.
5.1(3)	Opinion of Shearman & Sterling LLP.
12.1(3)	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3(3)	Consent of Shearman & Sterling LLP, included in Exhibit 5.1.
24.1(3)	Powers of Attorney (included on signature page to this registration statement).
25.1(3)	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

(1)
To be filed as an exhibit to a report on Form 8-K.

(2)
Incorporated by reference to our Registration Statement on Form S-1 (No. 333-93069) which became effective on March 2, 2000.

(3)
Previously filed on August 7, 2003.

QuickLinks

EXPLANATORY NOTE
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
UTSTARCOM, INC.
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
SECURITIES WE MAY ISSUE
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
UTSTARCOM, INC.
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF OUR COMMON STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statements Schedules.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX